                                                                    EXHIBIT 3


                                       RESTATED

                              ARTICLES OF INCORPORATION

                                          OF

                                  LANE PLYWOOD, INC.


     Pursuant to the provisions of the Oregon Business Corporation Act, the undersigned corporation adopts the following Restated Articles of Incorporation.

                                      ARTICLE I

     The name of the corporation is Lane Plywood, Inc., and its duration shall be perpetual.

                                      ARTICLE II

     The purposes for which the corporation is organized are:

     (a) To acquire by purchase, gift, exchange, condemnation or otherwise, real and personal property of every kind and description within and without the State of Oregon, suitable, necessary, useful or advisable in carrying on the business and carrying out the purposes of this corporation; to own and hold the same; to convey, sell, assign, transfer, lease, mortgage, pledge, exchange, give away, or otherwise dispose of any such property.

     (b) To produce, manufacture, buy or otherwise acquire, lease, deal in, sell or otherwise dispose of all kinds of logs, lumber and wood products, and plywood and plywood products, and the by-products thereof, of every kind, character, form and description whatsoever, at wholesale and retail.

     (c) To conduct logging operations and do and perform every act and thing incidental thereto, and to buy and sell, manufacture, patent and market mill and manufacturing equipment and machinery of all kinds.

     (d) To engage in the general plywood, lumber, timber and milling business and allied interests, together with building of such railroads, logging roads and other things necessary in the full and complete operation thereof.

     (e) To own, lease, let, manage, and control water, water power and ways, flumes, and mill sites.

     (f) To acquire the goodwill, rights, property, and assets of all kinds, and to undertake the whole or any part of the liability of any person, firm, association, or corporation, on such terms and conditions as may be agreed on, and to pay for the same in cash, stock, bonds, or other securities of a corporation or otherwise.

     (g) To conduct its business in other states and foreign countries. To have one or more offices out of this state, and to hold, purchase, mortgage and convey real or personal property in or out of this state.

     (h) To purchase, own, and operate stores and commissaries and retail outlets, and to purchase, own, and operate subsidiary businesses that may be beneficial to the general purposes of this corporation.

     (i) To promote and assist financially or otherwise corporations, firms, individuals and others and to the extent permissible by law to give any guaranty in connection therewith for the payment of money or for the performance of any other undertaking or obligation.

     (j) To enter into, make, perform and carry out contracts of any kind for any lawful purpose with any corporation, firm, individual and others.

     (k) To borrow money and for money borrowed or in payment for property acquired, or for any other purpose, to issue bonds, debentures, notes and other obligations, and to secure them by the mortgage or pledge of deed of trust upon or other hypothecation of any or all of the property, real or personal, of this corporation; to loan money and to take and receive bonds, promissory notes and other evidence of indebtedness and security therefor.

     (l) To acquire, by purchase, subscription or otherwise, hold and own, deal in, sell, exchange, pledge or otherwise encumber and dispose of all forms of securities, including stock, bonds, debentures, notes, mortgages, evidences of indebtedness and commercial paper, acceptances, certificates of indebtedness and certificates of interest issued or created in any and all parts of the world by corporations, firms, individuals, governments, states, municipalities and other political subdivisions or others, and irrespective of their form or designation, and to issue in exchange therefor or in payment thereof in the manner provided by law, its own stocks, bonds, debentures or other obligations or securities; to exercise any and all rights, powers and privileges of individual ownership of any and all such securities, including the right to vote thereon and consent and otherwise act with respect thereto.

     (m) To use its unreserved and unrestricted earned surplus from time to time in the purchase or acquisition of its own capital stock, subject to the provisions of the Oregon Business Corporation Act.

     (n) In general to carry on any other lawful business whatever in connection with the foregoing or which is calculated, directly or indirectly to promote the interest of the corporation or to enhance the value of its property.

     (o) To engage in any lawful activity for which corporations may be organized under chapter 57, ORS, the Oregon Business Corporation Act.

                                     ARTICLE III

     The aggregate number of shares which the corporation shall have authority to issue is 2,000,000 shares of Common Stock, without par value. When these Restated Articles of Incorporation become effective, each previously authorized and outstanding share of Common Stock, par value $50 per share, of the corporation shall be changed into, and shall constitute, 75 shares of Common Stock, without par value, of the corporation, without the necessity for further action of any kind.

                                      ARTICLE IV

     No shareholder of the corporation shall have any pre-emptive or other first right to acquire any treasury shares or any additional issue of shares of stock or other securities of the corporation, either presently authorized or to be authorized.

                                      ARTICLE V

     Any directorship to be filled by reason of an increase in the number of directors of the corporation may be filled by the affirmative vote of a majority of the number of directors fixed by the bylaws prior to such increase, provided that not more than two such directorships may be filled by the directors during any one period between annual meetings of the shareholders of the corporation. Any such directorship not so filled by the directors shall be filled by election at the next annual meeting of shareholders or at a special meeting of shareholders called for that purpose. During the term of the loan agreement dated August 4, 1986 between the corporation and Key Bank, the number of directors shall be seven. In nominating directors for the term of such loan agreement, the Board of Directors shall act to ensure that at all times the President or the Chairman of the Board of the corporation is a member of the Board of Directors and that at least two directors are persons with extensive business and executive experience who are not employees of the corporation.

                                      ARTICLE VI

     Any contract or other transaction between the corporation and one or more of is directors, or between the corporation and another party in which one or more of its directors are interested shall be valid notwithstanding the presence or participation of such director or directors in a meeting of the board of directors which acts upon or in reference to such contract or transaction, if the fact of such interest shall be disclosed or known to the board of directors and it shall authorize and approve such contract or transaction by a vote of a majority of the disinterested directors present and entitled to vote. Such interested director or directors may be counted in determining whether a quorum is present at any such meeting, but shall not be entitled to vote on such contract or transaction and shall not be counted in determining the majority necessary to carry such vote. This Article shall not invalidate any contract or other transaction which would otherwise be valid under applicable law.

                                     ARTICLE VII

     The Corporation may indemnify to the fullest extent permitted by law any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or any of its subsidiaries, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation or any of its subsidiaries, or serves or served at the request of the corporation as a director, officer, employee or agent or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. Any indemnification provided pursuant to this Article VII shall not be exclusive of any rights to which the person indemnified may otherwise be entitled under any provision of articles of incorporation, bylaws, agreement, statute, policy of insurance, vote of shareholders or board of directors, or otherwise.

                                     ARTICLE VIII

     The stated capital of the corporation at the time of the adoption of these Restated Articles of Incorporation is $250,000.

                                      ARTICLE IX

     These Restated Articles of Incorporation supersede the heretofore existing articles of incorporation and all amendments thereto.

                                      ARTICLE X

     To the fullest extent permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director. Without limiting the generality of the foregoing, if the Oregon Revised Statutes are amended after the Article X becomes effective, to authorize corporate action further eliminating or limiting the personal liability of directors of the corporation, then the liability of directors of the corporation shall be eliminated or limited to the fullest extent permitted by the

Oregon Revised Statutes, as so amended. No amendment or repeal of this Article X, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article X, nor a change in the law, shall adversely affect any right or protection that is based upon this paragraph and pertains to conduct that occurred prior to the time of such amendment, repeal, adoption or change. No change in the law shall reduce or eliminate the rights and protections set forth in this paragraph unless the change in the law specifically requires such reduction or elimination.

                                        LANE PLYWOOD, INC.

BY /s/ Gary Stiltner
  --------------------------------------
                                             ITS PRESIDENT
             Gary Stiltner


BY /s/  Janis M. Johnson
  --------------------------------------
                                             ITS SECRETARY
             Janis M. Johnson



DATED:  1/28/89
      -----------

                            LANE PLYWOOD, INC.

                             RESTATED BYLAWS


                               ARTICLE 1
                    SHAREHOLDERS: MEETINGS AND VOTING


Section 1. PLACE OF MEETINGS

     Meetings of the shareholders of Lane Plywood, Inc. (The
"Corporation") shall be held at the principal office of the Corporation, or any other place, either within or without the state of Oregon, selected by the Board of Directors.

Section 2.  ANNUAL MEETINGS

     (a) The annual meeting of the shareholders shall be held on the fourth Saturday in January of each year, if not a legal holiday, and if a legal holiday then on the next succeeding Saturday, at 1:30 p.m. or at such other time as may be prescribed by the Board of Directors and specified in the notice of the meeting. The Board of Directors shall have the discretion to designate a different annual meeting date for any year, provided that the date so designated is within 60 days of the date specified in the preceding sentence. At the annual meeting, the shareholders shall elect by vote a Board of Directors, consider reports of the affairs of the Corporation and transact such other business as may properly be brought before the meeting.

     (b) If the annual meeting is not held within the earlier of six months after the end of the Corporation's fiscal year or 15 months after its last annual meeting, the circuit court of the county where the Corporation's principal office is located, or, if the principal office is not in Oregon, where the registered office of the Corporation is or was last located, may summarily order a meeting to be held upon the application of any shareholder of the Corporation entitled to participate in an annual meeting.

Section 3.  SPECIAL MEETINGS

     (a) The Corporation shall hold a special meeting of shareholders upon the call of the Chairman of the Board, the President or the Board of Directors, or if the holders of at least 10 percent of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary of the Corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

     (b) The circuit court of the county where the Corporation's principal office is located, or, if the principal office is not in Oregon, where the registered office of the Corporation is or was last located, may summarily order a special meeting to be held upon the application of a shareholder of the Corporation who signed a valid demand for a special meeting if notice of the special meeting was not given within 30 days after the date the demand was delivered to the Corporation's Secretary or if the special meeting was not held in accordance with the notice.

Section 4.  NOTICE OF MEETINGS

     (a) The Corporation shall notify shareholders in writing of the date, time and place of each annual and special shareholders meeting not earlier than 60 days nor less than ten days before the meeting date. Except as otherwise required by applicable law or the Articles of Incorporation, the Corporation is required to give notice only to shareholders entitled to vote at the meeting. Such notice is effective when mailed if it is mailed postage prepaid and is correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Except as otherwise required by applicable law or by the Articles of Incorporation, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

     (b) If an annual or special shareholders meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, or is required by law to be fixed, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date. A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     (c) A shareholder's attendance at a meeting waives objection to (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     (d) A shareholder may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. Except as otherwise provided in paragraph (c) of Section 4 of this Article 1, the waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

Section 5.  QUORUM AND VOTING REQUIREMENTS FOR VOTING GROUPS

     (a) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise required by law, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

     (b) In the absence of a quorum, a majority of those present in person or represented by proxy may adjourn the meeting from time to time until a quorum exists. Any business that might have been transacted at the original meeting may be transacted at the adjourned meeting if a quorum exists.

Section 6.  VOTING RIGHTS

     (a) The persons entitled to receive notice of and to vote at any shareholders meeting shall be determined from the records of the Corporation on the close of business on the day before the mailing of the notice or on such other date not more than 70 nor less than 10 days before such meeting as may be fixed in advance by the Board of Directors.

     (b) Except as otherwise provided in the Articles of Incorporation or by applicable law, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders meeting. Only shares are entitled to vote.

     (c) Except as otherwise provided in the Articles of Incorporation or by applicable law, if a quorum exists, action on a matter, other than the election of directors, by a voting group shall be approved if the votes cast within the voting group favoring the action exceed the votes cast with the voting group opposing the action.

     (d) Except as otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 7. VOTING OF SHARES BY CERTAIN HOLDERS

     (a) If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if:

          (i) The shareholder is an entity and the name signed purports to be that of an officer of agent of the entity;

          (ii) The name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

          (iii) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

          (iv) The name signed purports to be that of a pledge, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver or proxy appointment; or

          (v) Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

     (b)  Shares of the Corporation are not entitled to be voted if
(i) they are owned, directly or indirectly, by another domestic or foreign corporation, and (ii) the Corporation owns, directly or indirectly, a majority of the shares entitled to be voted for the directors of such other corporation. This paragraph does not limit the power of a corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

     (c) Any redeemable shares that the Corporation may issue are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

Section 8. PROXIES

     A shareholder may vote shares either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 9. SHAREHOLDER LISTS

     (a) After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all of its shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group, by class or series of shares and show the address of and the number of shares held by each shareholder.

     (b) The shareholder list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting for which the list was prepared is given and continuing through the meeting. Such list shall be kept on file at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or the shareholder's agent or attorney, shall be entitled on written demand to inspect and, subject to the requirements of law, to copy the list during regular business hours and at the shareholder's expense during the period it is available for inspection.

     (c) The Corporation shall make the shareholder list available at the meeting, and any shareholder, or the shareholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.

     (d) Refusal or failure to prepare or make available the shareholder list does not affect the validity of action taken at the meeting.

                                ARTICLE 2
                                DIRECTORS

Section 1.  POWERS

     The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

Section 2.  NUMBER AND QUALIFICATIONS

     The Board of Directors shall consist of seven members, until the number has been changed by the Board of Directors by amendment of these Bylaws. Any decrease in the number of directors designated by the Board of Directors shall not shorten an incumbent director's term. The Board of Directors shall nominate a slate of directors for election by shareholders at the annual meeting of the shareholders. In nominating directors and filling vacancies of the Board of Directors, the Board of Directors shall act to ensure that at all times the President or the Chairman of the Board of the Corporation is a member of the Board of Directors and that at least two directors are persons with extensive business and executive experience who are not employees of the Corporation. Directors need not be residents of the state of Oregon or shareholders of the Corporation, unless required by the Articles of Incorporation.

Section 3.  ELECTION AND TENURE OF OFFICE

     The directors shall be divided into three classes, and the directors in each class shall serve for terms of three years. Class 1 shall consist of three directors. Classes 2 and 3 shall each consist of two directors. One director in Class 1 and one director in Class 2 must be persons with extensive business experience who are not employees of the Corporation. For the election to be held at the annual meeting of shareholders in 1989, directors shall be elected for positions in Class 2. For the election to be held at the annual meeting of shareholders in 1990, directors shall be elected for positions in Class 3. For the election to be held at the annual meeting of shareholders in 1991, directors shall be elected for positions in Class 1. Thereafter, directors shall be elected at each annual meeting of the shareholders for positions in the class in which the directors' terms have expired. In every case, a director holding office shall continue to hold such office until the director's successor has been elected and qualified.

Section 4.  VACANCIES

     (a) A vacancy in the Board of Directors shall exist upon the death, resignation or removal of any director or upon an increase in the number of directors.

     (b) Except as otherwise provided by the Articles of Incorporation, if a vacancy occurs on the Board of Directors:

          (i) The shareholders may fill the vacancy, provided that the Board of Directors has not already done so: or

          (ii) The Board of Directors may fill the vacancy, provided the shareholders have not already done so. If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

     (c) A vacancy that will occur at a specific later date, by reason of a resignation effective at the later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

Section 5. RESIGNATION OF DIRECTORS

     A director may resign at any time by delivering written notice to the Board of Directors, its chairperson or the Corporation. Unless the notice specifies a later effective date, a resignation is effective at the earliest of the following: (a) when received;
(b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed; or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

Section 6.  REMOVAL OF DIRECTORS

     The shareholders may remove one or more directors with or without cause unless the Articles of Incorporation provide that the directors may be removed only for cause. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

Section 7.  MEETINGS

     (a) The Board of Directors may hold regular or special meetings in or out of the state of Oregon.

     (b) Annual meetings of the Board of Directors shall be held without notice immediately following the adjournment of the annual meetings of the shareholders.

     (c) Except as otherwise provided by the Articles of Incorporation, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. The Board of Directors may fix, by resolution, the time and place for holding of regular meetings.

     (d) Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President or any two directors. The person or persons who call a special meeting of the Board of Directors may fix the time and place of the special meeting.

Section 8. NOTICE OF SPECIAL MEETINGS

     (a) Unless the Articles of Incorporation provide for a longer or shorter period, special meetings of the Board of Directors shall be preceded by at least two days' notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting unless required by the Articles of Incorporation. The notice shall be given orally, either in person or by telephone, or shall be delivered in writing, either personally, by mail or by telegram. If in writing, such notice is effective at the earliest of the following: when (i) received;
(ii) five days after its deposit in the United States mail, as evidenced by the postmark, if it is mailed postage prepaid and is correctly addressed to the director's address shown in the Corporation's records; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. If given orally, such notice is effective when communicated.

     (b) A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     (c) A director may at any time waive any notice required by law, the Articles of Incorporation or these Bylaws. Except as otherwise provided in paragraph (b) of Section 8 of this Article 2, the waiver shall be in writing, shall be signed by the director entitled to the notice, shall specify the meeting for which notice is waived and shall be filed with the minutes or appropriate records.

     (d) Notice of the time and place of holding an adjourned meeting need not be given if such time and place are fixed at the meeting adjourned.

Section 9.  QUORUM AND VOTE

     (a) Except as otherwise required by the Articles of Incorporation, a majority of the directors in office shall constitute a quorum for the transaction of business. A majority of the directors present, in the absence of a quorum, may adjourn from time to time but may not transact any business.

     (b) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation requite the vote of a greater number of directors.

     (c) A director of the Corporation who is present at a meeting of the Board of Directors, or is present at a meeting of a committee of the Board of Directors, when corporate action is taken, is deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting, (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or
(iii) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 10.  COMPENSATION

     The Board of Directors may, by resolution, provide that the directors be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and provide that the directors be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation for that service.

                                ARTICLE 3
                                COMMITTEES

Section 1.  APPOINTMENT

     Subject to applicable law, the provisions of the Articles of Incorporation and these Bylaws, the Board of Directors may appoint such committees as may be necessary from time to time, consisting of such number of its members and shall have such powers as the Board may designate. Each such committee shall have two or more members, who serve at the pleasure of the Board of Directors. The Board of Directors shall have the power, at any time, to increase or decrease the number of members of each committee, to fill vacancies thereon, to change any member thereof and to change the functions or terminate the existence thereof. No member of any committee shall continue to be a member thereof after such member ceases to be a director of the Corporation.

Section 2.  ACTIONS OF COMMITTEES; GOVERNING PROCEDURES

     All actions of a committee shall be reflected in minutes to be kept of such meetings and reported to the Board of Directors at the next succeeding meeting thereof. The provisions of Article 2 of these Bylaws governing meetings, notice and waiver of notice, and quorum and voting requirements of the board of Directors apply to committees and their members as well. The Board of Directors may vote to the members of any committee a reasonable fee as compensation for attendance at meetings of the committee.

Section 3.  EXECUTIVE COMMITTEE

     An executive committee may be appointed by the Board of Directors pursuant to the foregoing paragraphs. When appointed, the executive committee shall have the power to exercise all authority of the Board of Directors, except that the executive committee may not:

          (i)  Authorize distributions;

          (ii) Approve or propose to shareholders actions that are required by law to be approved by shareholders;

          (iii) Fill vacancies on the Board of Directors or on any of its committees;

          (iv)  Amend the Articles of Incorporation;

          (v)  Adopt, amend or repeal the Bylaws;

          (vi) Approve a plan of merger not requiring shareholder approval;

          (vii) Authorize or approve a reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

          (viii) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the Corporation to do so within the limits specifically prescribed by the Board of Directors.


                                ARTICLE 4
                                 OFFICERS


Section 1. DESIGNATION; ELECTION

     (a) The officers of the Corporation shall be a Chairman of the Board, President, one or more Vice Presidents, Secretary, Treasurer and such other officers and assistant officers as the Board of Directors shall from time to time appoint, none of whom need be members of the Board of Directors. The officers shall be elected by, and hold office at the pleasure of, the Board of Directors. A duly appointed officer may appoint one or more officers or assistant officers if such appointment is authorized by the Board of Directors. The same individual may simultaneously hold more than one office in the Corporation.

     (b) A vacancy in any office because of death, resignation, removal or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 2.  COMPENSATION AND TERM OF OFFICE

     (a) The compensation and term of office of all the officers of the Corporation shall be fixed by the Board of Directors. No officer of the Corporation shall be prevented from receiving compensation by reason of the fact that the officer is also a director of the Corporation.

     (b) The Board of Directors may remove any officer at any time, either with or without cause.

     (c) Any officer may resign at any time by giving written notice to the Board of Directors, the President or the

Secretary of the Corporation. Unless the notice specifies a later effective date, a resignation is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of directors may fill the pending vacancy before the effective date, if the Board of Directors provides that the successor shall not take office until the effective date.

     (d) This section shall not affect the rights of the Corporation or any officer under any express contract of employment.

Section 3.  CHAIRMAN OF THE BOARD

     The Chairman of the Board, if and when elected, shall preside at all meetings of the Board of Directors and at meetings of the shareholders and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

Section 4.  PRESIDENT

     The President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation. In the absence of the Chairman of the Board, the President shall perform the duties and responsibilities of the Chairman of the Board. The President shall be ex offiicio a member of all the standing committees of the Board of Directors (including the executive committee, if any), shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

Section 5.  VICE PRESIDENTS

     In the absence or disability of the President, the President's duties and powers shall be performed and exercised by a Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election) and, when so acting, shall have all the powers and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as may be prescribed by the Board of Directors.

Section 6.  SECRETARY

     (a) The Secretary shall keep or cause to be kept at the principal office, or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholders showing the time and place of the meeting, whether the meeting was regular or special and, if a special meeting, how authorized, the notice given, the names of those present at directors meetings, the number of shares present or represented at shareholders meetings and the proceedings thereof.

     (b) The Secretary shall keep or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of the certificates issued for such shares and the number and date of cancellation of certificates surrendered for cancellation.

     (c) The Secretary shall give or cause to be given such notice of the meetings of the shareholders and of the Board of Directors as is required by these Bylaws. If the Corporation elects to have a seal, the Secretary shall keep the seal and affix it to all documents requiring a seal. The Secretary shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Section 7.  TREASURER

     The Treasurer shall be the chief financial and accounting officer of the Corporation. The Treasurer shall keep correct and complete records of accounts showing the financial condition of the Corporation. The Treasurer shall be the legal custodian of all moneys, notes, securities and other valuables that may from time to time come into the possession of the Corporation, shall deposit and withdraw funds of the Corporation in such depositories as may be authorized by the Board of Directors. The Treasurer shall perform other duties as may be prescribed by the Board of Directors.

Section 8.  ASSISTANTS

     The Board of Directors may appoint or authorize the appointment of assistants to the Secretary or Treasurer, or both.
Such assistants may exercise the powers of the Secretary or

Treasurer, as the case may be, and shall perform such duties as are prescribed by the Board of Directors.

                                ARTICLE 5
                CORPORATE RECORDS AND REPORTS - INSPECTION

Section 1. RECORDS

     The Corporation shall maintain all records required by law.
All such records shall be kept at its principal office, registered office or at any other place designated by the President or as otherwise provided by applicable law.

Section 2.  INSPECTION OF RECORDS

     The records of the Corporation shall be open to inspection by the shareholders or the shareholders' agents or attorneys in the manner and to the extent required by applicable law.

Section 3.  CHECKS, DRAFTS, ETC.

     All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as may be determined from time to time by resolution of the Board of Directors.

Section 4.  EXECUTION OF DOCUMENTS

     The Board of Directors may, except as otherwise provided in these Bylaws, authorize any officer or agent of the Corporation to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, or unless inherent in the authority vested in the office under the provisions of these Bylaws, no officer, agent or employee of the Corporation shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or for any amount.

                                ARTICLE 6
                   CERTIFICATES AND TRANSFER OF SHARES

Section 1. CERTIFICATES FOR SHARES

     (a) Certificates for shares shall be in such form as the Board of Directors may designate, shall designate the name of the Corporation and state law under which the Corporation is organized, shall state the name of the person to whom the shares represented by the certificate are issued, and shall state the number and class of shares and the designation of the series, if any, the certificate represents. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class, the variations in rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series shall be summarized on the front or back of each certificate, or each certificate may state conspicuously on its front or back that the Corporation shall furnish shareholders with this information on request in writing and without charge.

     (b) Each certificate for shares shall be signed, either manually or in facsimile, by (i) the President or a Vice President and (ii) the Secretary or an Assistant Secretary of the Corporation. The certificates may bear the corporate seal or its facsimile.

     (c) If any officer who has signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.

     (d) The Corporation shall not issue certificates for fractional shares.

Section 2.  TRANSFER ON THE BOOKS

     Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and subject to any limitations on transfer appearing on the certificate or in the Corporation's stock transfer records, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.  LOST, STOLEN OR DESTROYED CERTIFICATES

     In the event a certificate is represented to be lost, stolen or destroyed, a new certificate shall be issued in place thereof upon such proof of the loss, theft or destruction and upon the giving of such bond or other indemnity as may be required by the Board of Directors.

Section 4. TRANSFER AGENTS AND REGISTRARS

     The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation who will have such powers and duties as the Board of Directors may specify.

Section 5.  CLOSING STOCK  TRANSFER BOOKS

     The Board of Directors may close the transfer books for a period not exceeding 70 days preceding any annual or special meeting of the shareholders or the day appointed for the payment of a dividend.


                                ARTICLE 7
                            GENERAL PROVISIONS

Section 1.  SEAL

     If the Corporation elects to have a corporate seal, the seal shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of its incorporation.

Section 2.  FISCAL YEAR

     The fiscal year of the Corporation shall begin on December 1 and end on November 30 of each year.

Section 3.  AMENDMENT  OF BYLAWS

     (a) Except as otherwise provided by applicable law or by the Articles of Incorporation, the Board of Directors may amend or repeal these Bylaws unless:

          (i) The Articles of Incorporation or applicable law reserve this power exclusively to the shareholders in whole or in part; or

          (ii) The shareholders in amending or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw.

     (b) The Corporation's shareholders may amend or repeal these Bylaws even though these Bylaws may also be amended or repealed by the Board of Directors.

     (c) Whenever an amendment or new Bylaw is adopted, it shall be copied in the minute book with the original Bylaws in the appropriate place. If any Bylaw is repealed, the fact of repeal and the date on which the repeal occurred shall be stated in such book and place.

Section 3.  ACTION WITHOUT A MEETING

     (a) Action required or permitted by law to be taken at a shareholders meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 3 is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. If not otherwise determined by law, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. A consent signed under this Section 3 has the effect of a meeting vote and may be described as such a document.

     (b) Except as otherwise provided by the Articles of Incorporation or these Bylaws, action required or permitted by law to be taken at a meeting of the Board of Directors, or at a meeting of a committee of the Board of Directors, may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is, effective when the last director signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

Section 4.  TELEPHONIC MEETINGS

     Except as otherwise provided by the Articles of Incorporation, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through, use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

                                ARTICLE 8
                             INDEMNIFICATION

Section 1.  DIRECTORS AND OFFICERS

     The Corporation shall indemnify to the fullest extent permitted by law, any person who is made, or threatened to be made, a party to or witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including any action, suit or proceeding by or in the right of the Corporation) by reason of the fact that:

          (i) the person is or was a director or officer of the Corporation or any of its subsidiaries;

          (ii) the person is or was serving as a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation or any of its subsidiaries; or

          (iii) the person is or was serving, at the request of the Corporation or any of its subsidiaries, as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise.

Section 2.  EMPLOYEES AND OTHER AGENTS

     The Corporation may indemnify its employees and other agents to the fullest extent permitted by law.

Section 3.  ADVANCES OF EXPENSES

     (a) The expenses incurred by a director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise, which the director or officer is made or threatened to be made a party to or witness in, or is otherwise involved in, shall be paid by the Corporation in advance upon written request of the director or officer, if the director of officer:

          (i) furnishes the Corporation a written affirmation of his or her good faith belief that he or she is entitled to be indemnified by the Corporation; and

          (ii) furnishes the Corporation a written undertaking to repay such advance to the extent that is ultimately determined by a court that he or she is not entitled to be indemnified by the Corporation. Such advances shall be made without regard to the person's ability to repay such expenses and without regard to the person's ultimate entitlement to indemnification under this Article or otherwise.

Section 4.  NONEXCLUSIVITY OF RIGHTS

     The rights conferred on any person by this Article 8 shall be in addition to any rights to which a person may otherwise be entitled under any articles of incorporation, bylaw, agreement, statute, policy of insurance, vote of shareholder or Board of Directors, or otherwise.

Section 5.  SURVIVAL OF RIGHTS

     The rights conferred on any person by this Article 8 shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation; and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.  AMENDMENTS

     Any repeal of this Article 8 shall be prospective only and no repeal or modification of this Article 8 shall adversely affect any right or protection that is based upon this Article 8 and pertains to an act or omission that occurred prior to the time of such repeal or modification.

                                ARTICLE 9
                    LIMITATION OF DIRECTOR  LIABILITY

     To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. Without limiting the generality of the foregoing, if the Oregon Revised Statutes are amended, after this Article 9 becomes effective, to authorize corporate action further eliminating or limiting the personal liability of directors of the Corporation, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Oregon Revised Statutes, as so amended. No amendment or repeal of this
Article 9, nor the adoption of any provision of these Bylaws inconsistent with this Article 9, nor a change in the law, shall adversely affect any right or protection that is based upon this
Article 9 and pertains to conduct that occurred prior to the time of such amendment, repeal, adoption or change. No change in the law shall reduce or eliminate the rights and protections set forth in this Article 9 unless the change in the law specifically requires such reduction or elimination.

                                ARTICLE 10
                   TRANSACTIONS BETWEEN CORPORATION AND
                           INTERESTED DIRECTORS

Section 1.  VALIDITY OF TRANSACTION

     (a) No transaction involving the Corporation shall be voidable by the Corporation solely because of a director's direct or indirect interest in the transaction if:

          (i) The material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors, and the Board of Directors or committee authorized, approved or ratified the transaction;

          (ii) The material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and a majority of those shareholders authorized, approved or ratified the transaction; or

          (iii)  The transaction was fair to the Corporation.

     (b) This Article 10 shall not invalidate any contract, transaction or determination that would otherwise be valid under applicable law.

Section 2.  INDIRECT INTEREST

     Solely for purposes of this Article 10, a director of the Corporation has an indirect interest in a transaction; if:

     (a) Another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction; or

     (b) Another entity of which the director is a director, officer or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors.

Section 3.  AUTHORIZATION BY BOARD

     For purposes of Section 1 of this Article 10, a transaction in which a director has an interest is authorized, approved or ratified by the Board of Directors if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no direct or indirect interest in the transaction. A transaction may not be authorized, approved or ratified under this Article 10 by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum shall be present for the purpose of taking action under this Article 10. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction shall not affect the validity of any action taken under Section 1 of this Article 10 by the Board of directors or a committee thereof, if the transaction is otherwise authorized, approved or ratified as provided in Section 1 of this Article 10.

Section 4.  AUTHORIZATION BY SHAREHOLDERS

     For purposes of Section 1 of this Article 10, a transaction in which a director has an interest is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this Article 10, voting as a single voting group. Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of any entity described in paragraph (a) of Section 2 of this Article 10 may be counted in a vote of shareholders to determine whether to authorize, approve or ratify a transaction by vote of the shareholders under Section 1 of this Article 10. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this Article 10 constitutes a quorum for the purpose of taking action under this Article 10.

Adopted: December 19, 1988